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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF REALNETWORKS, INC.

                ENTITY                                    JURISDICTION

      RealNetworks, Ltd.                                  United Kingdom
      RealNetworks K.K.                                   Japan
      RealNetworks, SARL                                  France
      RealNetworks GmbH                                   Germany
      RealNetworks Australia Pty. Limited                 Australia
      RealNetworks of Brazil LtDA                         Brazil
      RealNetworks Hong Kong, Limited                     Hong Kong
      RealNetworks of Mexico, Inc.                        Mexico
      RealNetworks Singapore Pte Limited                  Singapore
      RealNetworks Korea, Ltd.                            South Korea
      RealNetworks E-Commerce LLC                         Delaware
      RealNetworks Investments LLC                        Delaware
      RN Massachusetts Sales Corp.                        Washington
      Aegisoft Corp.                                      Delaware
      Audio Mill, Inc.                                    California
      NetZip, Inc.                                        Georgia
      Xing Technology Corporation                         California